INTER-TEL, INCORPORATED


                                  EXHIBIT 23.0

                         CONSENT OF ERNST & YOUNG LLP,
                              INDEPENDENT AUDITORS



         We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related prospectus of Inter-Tel, Incorporated for the registration of 250,000 shares of its common stock and to the incorporation by reference therein of our report dated January 28, 1994, with respect to the consolidated financial statements and schedules of Inter-Tel, Incorporated included in its Annual Report (Form 10K) for the year ended December 31, 1993, filed with the Securities and Exchange Commission.



                                                         ERNST & YOUNG, LLP


Phoenix, Arizona
March 17, 1995